SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   April 28, 2005

     Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

      Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

     (678) 775-6900
(Registrant’s Telephone Number
Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2005, Delta Apparel, Inc. (the “Company”) filed articles of amendment to its articles of incorporation with the Georgia Secretary of State in order to effect a 2-for-1 stock split (the “Stock Split”) of its $0.01 par value common stock (the “Common Stock”) effective as of 9:00 a.m. Eastern Time on May 31, 2005 (the “Effective Time”). As a result of the Stock Split, at the Effective Time, the 7,500,000 shares of Common Stock authorized for issuance under the Company’s articles of incorporation prior to the Stock Split were increased to 15,000,000 shares (with no change in par value), and one share of Common Stock was issued with respect to each outstanding share of Common Stock.

Item 8.01.     Other Events.

In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-8 with Commission File No. 333-61190 will be proportionately adjusted to give effect to the Stock Split.

Item 9.01.     Financial Statements and Exhibits.

   (c)      Exhibits

3.1.3	Amendment to the Company’s Articles of Incorporation dated April 28, 2005 with an effective time of 9:00 a.m. Eastern Time on May 31, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

/s/ Herbert M. Mueller
Date: April 28, 2005	Herbert M. Mueller Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

3.1.3              Amendment to the Company’s Articles of Incorporation dated April 28, 2005 with an effective time of 9:00 a.m.
                      Eastern Time on May 31, 2005.